As filed with the Securities and Exchange Commission on December 26, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NaaS Technology Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Newlink Center, Area G, Building 7, Huitong Times Square,

No.1 Yaojiayuan South Road, Chaoyang District, Beijing, 100024, The People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

Second Amended and Restated New 2022 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Copies to:

Alex Wu Chief Financial Officer NaaS Technology Inc. Newlink Center, Area G, Building 7, Huitong Times Square, No.1 Yaojiayuan South Road, Chaoyang District, Beijing, China +86 (10) 8551 1066	Shu Du, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by NaaS Technology Inc. (the “Registrant”) to register additional Class A ordinary shares of the Registrant (the “Class A Ordinary Shares”) issuable pursuant to the Second Amended and Restated New 2022 Share Incentive Plan (the “Second Amended Plan”) and consists of only those items required by General Instruction E to Form S-8.

Under the Registrant’s original New 2022 Share Incentive Plan, for which a registration statement on Form S-8 (File No. 333-267654) was filed with the Securities and Exchange Commission (the “Commission”) on September 29, 2022 (the “Prior Registration Statement”), a maximum of 249,770,760 Class A Ordinary Shares was available for grant of awards. In June 2023, the Registrant amended and restated the New 2022 Share Incentive Plan to expand the number of Class A ordinary shares available for grant of awards to 413,921,180. In December 2023, the Registrant adopted the Second Amended Plan, pursuant to which the maximum aggregate number of Class A Ordinary Shares available for grant of awards is further increased to 490,563,333, reflecting a net increase of 76,642,153 shares reserved for grant of awards, equivalent to 3% of the total issued shares of the Registrant. Considering the 10:1 ratio of ADS to shares, this translates to a total increase of 7,664,216 ADS that may potentially be issued. This modification reflects the Company’s commitment to accommodating the growing number of employees covered by the incentive plan. Additionally, it acknowledges that a portion of employees has opted for incentive-based salary disbursement in lieu of cash payments. Commencing no earlier than January 1, 2024, such maximum number will be increased on the first day of each fiscal year by a number equal to 1% of the then total number of shares of the Registrant issued and outstanding on an as-converted and fully-diluted basis on the last day of the immediately preceding fiscal year, unless otherwise decided by the board of directors of the Registrant. The additional securities registered hereby consist of 357,883,538 Class A Ordinary Shares, including 146,733,847 Class A Ordinary Shares representing the estimated number of Class A ordinary shares that will be automatically added to the Second Amended Plan from the start of 2024 through the end of 2029 pursuant to the evergreen provision.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s registration statement on Form S-8 (File No. 333-267654), filed with the Commission on September 29, 2022;

(b)	The Registrant’s annual report on Form 20-F (File No. 001-38235) for the year ended December 31, 2022, filed with the Commission on May 1, 2023;

(c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2022;

(d)

The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-38235) filed with the Commission on October 6, 2017, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

1

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

2

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the annual report on Form 20-F (File No. 001-38235), filed with the Securities and Exchange Commission on May 1, 2023)

4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 2.2 to the shell company report on Form 20-F (File No. 001-38235), filed with the Securities and Exchange Commission on June 16, 2022)

4.3	Deposit Agreement by and among the Registrant, the depositary and owners and holders of the ADSs, dated October 19, 2017 (incorporated by reference to Exhibit 4.3 to the registration statement on Form S-8, filed with the Securities and Exchange Commission on September 29, 2022)

4.4	Amendment No. 1 to Deposit Agreement dated October 19, 2017 by the Registrant, the depositary and owners and holders of the ADS (incorporated by reference to Exhibit (a)(2) to the post-effective amendment to Form F-6, filed with the Securities and Exchange Commission on May 31, 2022)

5.1*	Opinion of Harney Westwood & Riegels, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered

10.1*	Second Amended and Restated New 2022 Share Incentive Plan

23.1*	Consent of Centurion ZD CPA & Co., Independent Registered Public Accounting Firm

23.2*	Consent of Ernst & Young Hua Ming LLP

23.3*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on December 26, 2023.

NaaS Technology Inc.

By:	/s/ Alex Wu
Name: Alex Wu
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Yang Wang and Alex Wu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on December 26, 2023.

Signature	Title

/s/ Zhen Dai	Chairman of the Board of Directors and Director
Zhen Dai

/s/ Yang Wang	Chief Executive Officer and Director
Yang Wang	(Principal Executive Officer)

/s/ Alex Wu	Chief Financial Officer
Alex Wu	(Principal Financial and Accounting Officer)

/s/ Weilin Sun	Director
Weilin Sun

/s/ Xiaoli Liu	Independent Director
Xiaoli Liu

/s/ Guangming Ren	Independent Director
Guangming Ren

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of NaaS Technology Inc., has signed this registration statement or amendment thereto in New York, New York on December 26, 2023.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Collen A. De Vries
Name: Collen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.